Exhibit 4.4

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

GENTA INCORPORATED

FORM SENIOR SECURED CONVERTIBLE PROMISSORY NOTE PURCHASE WARRANT

Note Warrant No. [______]	Issue Date: September 9, 2011

THIS SENIOR SECURED CONVERTIBLE PROMISSORY NOTE PURCHASE WARRANT certifies that, for value received, [______________] (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issue Date and on or prior to the close of business on the day that is five (5) years following the Closing (as defined in the Purchase Agreement (as defined below)) (the “Termination Date”) but not thereafter, to subscribe for and purchase from Genta Incorporated, a Delaware corporation (the “Company”), up to $[ _____________ ] in principal amount (the “Exercise Price”) of Senior Secured Convertible Promissory Notes in substantially the form attached hereto as Exhibit A (the “Note”).  This warrant (this “Warrant”) is one of a series of warrants of like tenor (the “Warrants”) issuable by the Company under that certain Securities Purchase Agreement by and among the Company and the Purchasers named therein, dated as of September 2, 2011 (the “Purchase Agreement”).  The Notes issued under this Warrant shall be G Notes (as defined in the Purchase Agreement) for all purposes under the Purchase Agreement.

   Section 1.           Exercise of Warrant.

(a)           Process.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Issue Date and on or before the Termination Date by delivery to the Company (the date of such delivery, the “Exercise Date”) of a duly executed facsimile copy of the Notice of Exercise annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company).  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased the entire principal amount of the Notes available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days (as defined in the G Notes) of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total principal amount of the Notes available hereunder shall have the effect of reducing the principal amount of the Notes purchasable hereunder by an amount equal to the principal amount of the Notes purchased.  The Holder and the Company shall maintain records showing the principal amount of the Notes purchased and the date of such purchases.  The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error.  The Holder may provide this Warrant, or an affidavit of lost security, to the Company within a reasonable period after the delivery of any Notice of Exercise related to any partial exercise of this Warrant, and the Company, at its expense, will promptly and, in any event within three (3) Trading Days thereafter, issue and deliver to the Holder a new Warrant of like tenor, registered in the name of the Holder and exercisable, in the aggregate, for the remaining principal balance of the Notes available for purchase under this Warrant.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the principal amount of the Notes hereunder, the principal amount of the Notes available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)           Cash Exercise.  This Warrant may be exercised in whole or in part at any time prior to the Termination Date, by delivery of the following to the Company:

(i)         A duly completed and executed Notice of Exercise in the form attached hereto; and

(ii)        The aggregate principal amount of the Notes with respect to which this Warrant is being exercised, in lawful money of the United States, in cash, certified check or bank draft payable to the order of the Company (or as otherwise agreed to by the Company).

(c)           Cashless Exercise.  If at any time prior to the Termination Date the Holder elects to exercise this Warrant and on the Trading Day prior to the Exercise Date the Daily Closing Price (as defined in the Notes) of the Company’s Common Stock is greater than the then applicable Conversion Price (as defined in the Notes), the Holder of this Warrant may elect to exercise this Warrant in whole or in part by means of a “cashless exercise.”  In the event of a “cashless exercise,” by delivery to the Company of a duly completed and executed Notice of Exercise in the form attached hereto, the Holder shall be entitled to receive, without payment of any consideration, a Note in the principal amount equal to the difference between (A) the face amount of the Warrant being exercised minus (B) the quotient of (1) the product of (x) the face amount of the Warrant being exercised and (y) the Conversion Price on the date of the exercise, divided by (2) the VWCP (as defined in the G Notes) for the three (3) consecutive Trading Day period ending on the Trading Day immediately preceding the date of such election.

(d)           Delivery of Note, etc.

(i)         Upon exercise of this Warrant, the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date) (the “Note Delivery Date”) issue and deliver (or cause to be issued and delivered) to the Holder the Note issuable upon such exercise. The Holder, or any person permissibly designated by the Holder to receive the Note, shall be deemed to have become the holder of record of such Note as of the Exercise Date.

(ii)        To the extent permitted by law, the Company’s obligations to issue and deliver a Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of a Note. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver the Note issuable upon exercise of the Warrant as required pursuant to the terms hereof.

(iii)       If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Note, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased portion of the Note called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iv)        If the Company fails to transmit to the Holder a Note pursuant to this Section 1(d) by the third Trading Day immediately following the Note Delivery Date, then the Holder will have the right to rescind such exercise.

(v)         Issuance of a Note shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Note, all of which taxes and expenses shall be paid by the Company, and such Note shall be issued in the name of the Holder or in such name or names as may be directed by the Holder;  provided,  however, that in the event a Note is to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(e)           Changes to G Notes.  If, at any time while this Warrant is outstanding, the Company effects any transaction whereby the G Notes are amended, modified or otherwise changed into or exchanged for other securities, then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive the amount and kind of such amended, modified, changed or exchanged securities that the Holder would have been entitled to receive had the Holder exercised this Warrant for G Notes immediately prior to such event.

(f)            Notice to Allow Exercise by Holder.  If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be sought in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice; provided further that upon exercise of this Warrant, the Holder shall receive the benefit of the adjustments provided for in Section 3.4 of the H Note for any such dividend, distribution, redemption, rights or warrants.  Subject to applicable law, the Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice.  Notwithstanding the foregoing, the delivery of the notice described in this Section 1(f) is not intended to and shall not bestow upon the Holder any voting rights whatsoever with respect to the Warrant.

   Section 2.           Transfer of Warrant.

(a)           Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Section 2(d) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Notes without having a new Warrant issued.

(b)           New Warrant. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 2(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issue Date and shall be identical with this Warrant except as to the principal amount of Notes issuable pursuant thereto.

(c)           Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d)           Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer: (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel satisfactory to the Company (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws; (ii) that the transferor or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company; and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a)(1) promulgated under the Securities Act.

   Section 3.           Investment Intent; Limited Transferability.

(a)          By accepting this Warrant, the Holder represents to the Company that it understands that this Warrant has not been, and any securities obtainable upon exercise of this Warrant may not have been, registered for sale under the Securities Act or any state securities or “blue sky” laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of the Securities Act and applicable State securities or “blue sky” laws.  In the absence of an effective registration of such securities or an exemption therefrom, the Notes shall bear a legend substantially similar to the legend set forth in the Purchase Agreement.  The Holder understands that it may have to bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, until such securities have been registered under the Securities Act and any applicable state securities or “blue sky” laws and therefore cannot be sold unless subsequently registered under such laws, or an exemption from such registration is available.  The Holder further represents to the Company, by accepting this Warrant, that it has full power and authority to accept this Warrant and make the representations set forth herein.

(b)          The Holder agrees and acknowledges that this Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Securities Act and any applicable State securities or “blue sky” laws.

   Section 4.           Miscellaneous.

(a)           Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of such Warrant.

(b)           Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

(c)           Company Covenants.

(i)         The Company covenants that during the period the Warrant is outstanding and exercisable, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for conversion of the Notes in full, without regard to any limitations on conversion set forth in the Notes, upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing Notes to execute and issue the necessary Notes upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Notes may be issued as provided herein without violation of any applicable law or regulation.  The Company covenants that all Notes which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(ii)        The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(d)           Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

(e)           Restrictions.  The Holder acknowledges that the Notes acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(f)            Non-waiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(g)           Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

(h)           Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Notes, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the Exercise Price of any Notes of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(i)            Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(j)            Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Notes.

(k)           Amendment; Waiver.  No provision of this Warrant may be waived or amended on behalf of all holders of Warrants other than by a written instrument signed by the Company and the holders holding at least 66 2/3% of the principal amount of the Notes that may be acquired upon exercise of the then outstanding Warrants; provided that if any holder then holding Warrants is materially adversely affected by such waiver or amendment on behalf of all holders in a manner that is not similar in all material respects to the affect on the other holders then holding Warrants, such waiver or amendment shall not be effective without the written consent of the adversely affected holder.  Notwithstanding the foregoing, nothing provided in this Section 4(k) shall limit an individual holder’s right to waive or amend any provision of any Warrant on its own behalf.  The Holder acknowledges that any amendment or waiver effected in accordance with this Section 4(k) shall be binding upon the Holder (and its permitted assigns) and the Company, including, without limitation, an amendment or waiver that is not agreed to by the Holder or that has an adverse effect on any or all Holders.

(l)            Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(m)          Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

GENTA INCORPORATED

By:
Name: Raymond P. Warrell, Jr., M.D.
Title:  Chief Executive Officer

EXHIBIT A
FORM OF NOTE

NOTICE OF EXERCISE

TO:         [_______________________]

1.           [  ] (Check if applicable)  The undersigned hereby elects to purchase ________ in principal amount of Senior Secured Convertible Promissory Notes (“Notes”) of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price related to such principal amount in full, together with all applicable transfer taxes, if any, in lawful money of the United States.

Or
1.           [  ] (Check if applicable)  The undersigned hereby elects to purchase Senior Secured Convertible Promissory Notes (“Notes”) of the Company as a cashless exercise of _________ of the total Exercise Price of this Warrant.

2.           Please issue a Note in the name of the undersigned or in such other name as is specified below:

_______________________________

The Notes shall be delivered by physical delivery to:

_______________________________

_______________________________

_______________________________

3.           Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] of the principal amount of the Senior Secured Convertible Promissory Notes issuable upon exercise of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated:  ______________, _______

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.